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                                                                    Exhibit 10.2

                            Davel Communications, Inc
                              10120 Windhorst Road
                                 Tampa, FL 33619

                                 August 7, 2001



PhoneTel Technologies, Inc.
North Point Tower
1001 Lakeside Avenue, 7th Floor
Cleveland, OH  44114
Attention: Board of Directors

Gentlemen:

          Reference is made to that certain letter agreement dated June 12, 2001, between Davel Communications, Inc. and PhoneTel Technologies, Inc. (the "Agreement"). This letter shall serve to amend the Agreement as set forth below:

          Section 5 is hereby amended to delete the "July 31, 2001" set forth therein and replace such date with "August 31, 2001."

          Further, reference is made to that certain Servicing Agreement, dated June 12, 2001, by and between Davel and PhoneTel (the "Servicing Agreement"). This letter shall serve to amend the Servicing Agreement as set forth below:

          Subparagraph (vi) of Section 3.1 shall be deleted in its entirety and the following substituted therefor:

               (vi) Failure of the parties to execute the Merger Agreement by the date specified in the Letter of Intent, as such Letter of Intent may be amended from time to time.

          If you are in agreement with the amendments to the Agreement set forth above, please execute a copy of this letter and return it to us.

                                    Very truly yours,

                                    Davel Communications, Inc.


Agreed and Accepted as of           By:   /s/ Bruce W. Renard
                                          -----------------------------------
August 7, 2001                            Bruce W. Renard
                                          President


PhoneTel Technologies, Inc.


By:    /s/ John D. Chichester
       ----------------------
       John D. Chichester
       Chief Executive Officer